UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2022

KALEYRA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38320	82-3027430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 State Street, New York City, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

+1 917 508 9185

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KLR	New York Stock Exchange
Warrants, at an exercise price of $11.50 per share of Common Stock	KLR WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Calogero Transition and CSO Employment Agreement

On December 9, 2022, Kaleyra, Inc. (the “Company”) entered into a Transition and Chief Strategy Officer Employment Agreement, effective as of December 9, 2022 (the “Effective Date”), with Mr. Dario Calogero (the “Calogero Employment Agreement”), the Company’s current Chief Executive Officer and President of the Company. Pursuant to the Calogero Employment Agreement, Mr. Calogero will automatically cease to serve as Chief Executive Officer and President of the Company once the Company appoints a new Chief Executive Officer and President, which is expected to occur no later than March 31, 2023, at which time Mr. Calogero will automatically transition into the role of, and continue to be employed with the Company as, Chief Strategy Officer. On the Effective Date, Mr. Calogero’s prior employment agreement with the Company, effective as of November 26, 2019 (the “Prior Agreement”), was automatically terminated and is null and void in its entirety.

The Calogero Employment Agreement provides that Mr. Calogero will continue to serve as Chief Executive Officer and President of the Company until a new Chief Executive Officer and President of the Company is appointed (the “CEO Term”), and thereafter, Mr. Calogero will become employed as Chief Strategy Officer of the Company for an indefinite term until the Calogero Employment Agreement is terminated in accordance with its terms (the “CSO Term”). All services to be provided by Mr. Calogero under the Calogero Employment Agreement will be performed at the Company’s headquarters in Milan, Lombardy, Italy, with temporary visits to Company offices and facilities worldwide as may be reasonably required. The Calogero Employment Agreement provides that Mr. Calogero (a) will receive a base salary (i) at an annual rate of $470,000 during the CEO Term and (ii) at an annual rate of $365,000 during the CSO Term, subject to increase from time to time as determined by the Board of Directors of the Company (the “Board”); (b) will be eligible to receive an annual bonus with a target bonus opportunity equal to (i) 100% of his then-current base salary during the CEO Term (the “CEO Annual Target Bonus”) and (ii) 60% of his then-current base salary during the CSO Term (the “CSO Annual Target Bonus” and collectively with the CEO Annual Target Bonus, the “Annual Target Bonus”); and (c) may, at the discretion of the Board, be granted a special achievement bonus in recognition of a special event or achievement that has significantly improved the performance, strength or nature of the Company and its business. Payment of any Annual Target Bonus will be made after the Board has determined in its sole and absolute discretion that Mr. Calogero’s performance has achieved the objectives and key results or other performance objectives established by the Board for a particular year with respect to the Annual Target Bonus. For the year in which Mr. Calogero transitions from Chief Executive Officer to Chief Strategy Officer, the Annual Target Bonus will be calculated by adding a prorated portion of the CEO Annual Target Bonus (prorated to reflect the number of days in such year in which Mr. Calogero served as Chief Executive Officer) plus a prorated portion of the CSO Annual Target Bonus (prorated to reflect the number of days in such year in which Mr. Calogero served as Chief Strategy Officer). Additionally, in consideration for Mr. Calogero’s entry into the Calogero Employment Agreement, the Company will pay Mr. Calogero an additional monthly amount equal to $35,000, payable on each monthly anniversary of the Effective Date until the earlier of (x) June 30, 2023, and (y) the termination of Mr. Calogero’s employment for any reason. In connection with the termination of the Prior Agreement, Mr. Calogero will no longer be entitled to the $400,000 annual relocation allowance provided for therein.

The Calogero Employment Agreement also provides that Mr. Calogero is eligible to participate in all employee benefit and insurance plans that the Company maintains for similarly situated executives, including, but not limited to, the Kaleyra S.p.A Italian pension scheme and the Kaleyra, Inc. 2019 Equity Incentive Plan (the “Equity Incentive Plan”). In addition, in consideration for Mr. Calogero’s entry into the Calogero Employment Agreement, the Board will accelerate the vesting of the 141,887 currently unvested restricted stock units that Mr. Calogero received in December 2019 under the Equity Incentive Plan. Any additional equity awards held by Mr. Calogero will continue to vest pursuant to their terms.

In the event that Mr. Calogero’s employment is terminated for “cause” by the Company or because he resigns without “good reason” (as such terms are defined in the Calogero Employment Agreement), then he will be paid his unpaid base salary for the period prior to the effective date of termination (if any), any accrued but unused vacation time as of the effective date of termination (if any), all unreimbursed expenses as of the effective date of termination (if any), and other payments, entitlements or benefits Mr. Calogero held rights to prior to the effective date of termination (if any) (collectively, the “Other Rights”). If the Company terminates Mr. Calogero’s employment without cause, or he terminates his employment for good reason, then he will receive additional payments from the Company, subject to him entering into a release in favor of the Company. If such termination is not within the two (2)-year period following a Change in Control (as such term is defined in the Calogero Employment Agreement), then Mr. Calogero will receive as severance, in addition to the Other Benefits, a lump sum amount equal to two (2) times the sum of (A) his then-current base salary, plus (B) an amount equal to his Annual Target Bonus. If such termination is within the two (2)-year period following a Change in Control, then the severance amount will be for three (3) times, rather than two (2) times, the sum of (1) his then-current base salary, plus (2) an amount equal to his Annual Target Bonus, which will also be payable in a lump sum. In each case, Mr. Calogero will also receive a bonus for the year of termination, as well as immediate vesting of any service-based vesting conditions applicable to long-term awards previously granted to him, provided that any performance-vesting conditions will still apply. In addition, Mr. Calogero will receive insurance coverage for two years following any such qualifying termination. If Mr. Calogero’s employment terminates because he becomes disabled or he dies, he will then be entitled to the Other Rights and to the immediate vesting of any outstanding, unvested long-term awards, including any performance-based awards.

The Calogero Employment Agreement contains customary confidentiality and intellectual property protection provisions, as well as non-competition and non-solicitation provisions in effect during the term of the Calogero Employment Agreement and for 12 months following the effective date of Mr. Calogero’s termination of employment. In addition to the items discussed above and other customary inclusions, the Calogero Employment Agreement provides that the Company will reimburse Mr. Calogero for fees incurred to negotiate the Calogero Employment Agreement and related agreements, in an amount not to exceed $10,000.

Entry into the Calogero Employment Agreement will not impact Mr. Calogero’s appointment as a Class III director of the Board.

Calogero Transition and CSO Employment Agreement

On December 8, 2022, the Board of Directors (the “Board”) of Kaleyra, Inc. (the “Company”), voted to increase the number of directors constituting the whole Board from six to eight directors and to appoint Kathleen Miller and Karin-Joyce Tjon Sien Fat to serve as members of the Board, effective as of December 12, 2022, filling the vacancies on the Board resulting from such increase. As a Class II director, Ms. Miller will stand for election by a vote of the stockholders at the Company’s 2024 annual meeting of the stockholders. As a Class III director, Ms. Tjon Sien Fat will stand for election by a vote of the stockholders at the Company’s 2025 annual meeting of the stockholders.

Neither Ms. Miller nor Ms. Tjon Sien Fat is party to, or has any direct or indirect material interest in, any transaction with the Company required to be disclosed under Item 404(a) of Regulation S-K. Further, there are no arrangements or understandings between Ms. Miller or Ms. Tjon Sien Fat and any other person pursuant to which Ms. Miller or Ms. Tjon Sien Fat was appointed to serve on the board.

A copy of the press release announcing the above appointments is furnished as Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits required by this item are set forth on the Exhibit Index attached hereto.

Exhibit Number

10.1	Transition and CSO Employment Agreement, dated as of December 9, 2022, by and between Kaleyra, Inc. and Dario Calogero.

99.1	Press Release dated December 12, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2022

By:	/s/ Dario Calogero
Name:	Dario Calogero
Title:	Chief Executive Officer and President